CONSENT AND FIFTH AMENDMENT TO CREDIT AGREEMENT

This CONSENT AND FIFTH AMENDMENT TO CREDIT AGREEMENT (this "Agreement"), is entered into as of December 29, 2020, by and among LIBERTY OILFIELD SERVICES LLC, a Delaware limited liability company ("Borrower"), LIBERTY OILFIELD SERVICES INC., a Delaware corporation ("Ultimate Parent"), LIBERTY OILFIELD SERVICES NEW HOLDCO LLC, a Delaware limited liability company ("Liberty Holdings"), R/C IV NON-U.S. LOS CORP, a Delaware corporation ("R/C Holdings"), LOS CIBOLO RE INVESTMENTS, LLC, a Texas limited liability company ("LOS Cibolo"), LOS ODESSA RE INVESTMENTS, LLC, a Texas limited liability company ("LOS Odessa"), and ST9 GAS AND OIL LLC, a Texas limited liability company ("ST9"; ST9, together with Ultimate Parent, Liberty Holdings, Borrower, R/C Holdings, LOS Cibolo and LOS Odessa, collectively, the "Consent Parties" and each, individually, a "Consent Party"), the undersigned Lenders (as defined below), and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association ("Wells Fargo"), as administrative agent for each member of the Lender Group and the Bank Product Providers (in such capacity, together with its successors and assigns in such capacity, "Agent").
W I T N E S S E T H:
WHEREAS, pursuant to that certain Credit Agreement, dated as of September 19, 2017 (as amended by that certain Amendment and Parent Joinder to Credit Agreement, dated as of January 17, 2018, by that certain Second Amendment and Parent Joinder to Credit Agreement, dated as of March 21, 2018, by that certain Third Amendment to Credit Agreement dated as of May 29, 2020, by that certain Fourth Amendment to Credit Agreement dated as of August 12, 2020, and as may be further amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), by and among the lenders identified on the signature pages thereto (each of such lenders, together with its successor and permitted assigns, a "Lender"), Agent, Wells Fargo, JPMorgan Chase Bank, N.A., a national banking association ("Chase"), and Citibank, N.A., a national banking association ("Citibank"), as joint lead arrangers, Wells Fargo, as book runner, Chase and Citibank, as syndication agents, the Consent Parties and the other Loan Parties from time to time party thereto, the Lender Group has agreed to make or issue Loans, Letters of Credit and other certain financial accommodations thereunder;
WHEREAS, pursuant to that certain Guaranty and Security Agreement, dated as of September 19, 2017 (amended, restated, supplemented or otherwise modified from time to time, the “Guaranty and Security Agreement”), by and among each Consent Party, as a grantor, and Agent, each Consent Party (other than Borrower) guarantied the Guarantied Obligations (as defined therein) and each Consent Party granted to Agent, for the benefit of the Lender Group and the Bank Product Providers, a continuing security interest in and to the Collateral in order to secure the prompt and complete payment, observance and performance of, among other things, the Secured Obligations (as defined therein);
WHEREAS, initially capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Credit Agreement;
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WHEREAS, the Consent Parties have informed Agent and Lenders that Ultimate Parent, Liberty Holdings, as "US Buyer", and LOS Canada Operations Inc., a British Columbia corporation and subsidiary of Borrower ("Liberty Canada"), as "Canadian Buyer", have entered into that certain Master Transaction Agreement dated as of August 31, 2020, which is expected to close prior to December 31, 2020 (such closing date, the "Schlumberger Acquisition Closing Date"), with Schlumberger Technology Corporation, a Texas corporation ("US Seller"), and Schlumberger Canada Limited, a corporation organized under the laws of the Province of Alberta ("Canadian Seller", and together with US Seller, collectively, "Sellers"), a copy of which is attached hereto as Exhibit A (the "Schlumberger MTA"), pursuant to which (a) Liberty Holdings will acquire from US Seller 100% of the equity interests of Solar US Target A, LLC, a Delaware limited liability company ("US Target A"), Solar US Target B, LLC, a Delaware limited liability company ("US Target B"), and Solar US Target C, LLC, a Delaware limited liability company ("US Target C", and together with US Target A and US Target B, collectively, the "US Target Companies", and the acquisition of the US Target Companies by Liberty Holdings, the "Schlumberger US Acquisition") in exchange for shares of class A common stock of Ultimate Parent (the "US Acquisition Consideration") and (b) Liberty Canada will acquire from Canadian Seller 100% of the equity interests of 1263651 B.C. Unlimited Liability Company, an unlimited liability company organized under the laws of the Province of British Columbia (the "Schlumberger Canada Target", and the acquisition of the Schlumberger Canada Target by Liberty Canada, the "Schlumberger Canada Acquisition", and the Schlumberger Canada Acquisition together with the Schlumberger US Acquisition, collectively, the "Schlumberger Acquisition") in exchange for the Canadian Note (as defined below);
WHEREAS, in order to permit Liberty Holdings to pay the US Acquisition Consideration to US Seller on the Schlumberger Acquisition Closing Date, Ultimate Parent will contribute the US Acquisition Consideration to Liberty Holdings in exchange for an equal number of units of Liberty Holdings (the "US Ultimate Parent Share Contribution");
WHEREAS, in connection with the Schlumberger Canada Acquisition, (a) Liberty Canada will issue to Canadian Seller that certain a promissory note dated as of the Schlumberger Acquisition Closing Date (the "Canadian Note") with a principal amount equal to the fair market value of a number of shares of class A common stock of Ultimate Parent agreed to by the parties based on the trading price of such shares as of the end of the day on the Schlumberger Acquisition Closing Date (the "Canadian Acquisition Consideration" and together with the US Acquisition Consideration collectively, the "Schlumberger Consideration") which Canadian Acquisition Consideration is payable either in cash or in additional shares of Ultimate Parent and (b) Borrower and Liberty Canada will enter into an agreement dated as of the Schlumberger Acquisition Closing Date whereby Borrower agrees to assume the payment obligations of Liberty Canada under the Canadian Note in exchange for the issuance by Liberty Canada to Borrower of additional shares of Liberty Canada (the "Borrower Canadian Note Assumption");
WHEREAS, in order to permit Borrower to pay the Canadian Acquisition Consideration to Canadian Seller on the Schlumberger Acquisition Closing Date, (a) Ultimate Parent will contribute the number of shares of class A common stock of Ultimate Parent with a value equal to the Canadian Acquisition Consideration to Liberty Holdings in exchange for an equal number of units of Liberty Holdings and (b) Liberty Holdings will contribute such shares of class A common stock of Ultimate Parent to Borrower (the "Canadian Ultimate Parent Share Contribution");
WHEREAS, each of the Consent Parties acknowledges and agrees that in the absence of the prior written consent of the Required Lenders, (a) the US Ultimate Parent Share Contribution, the Canadian Ultimate Parent Share Contribution and the Schlumberger Acquisition are Investments not permitted pursuant to Section 6.9 of the Credit Agreement, (b) the US Ultimate Parent Share Contribution and the Canadian Ultimate Parent Share Contribution are issuances of Equity Interests that are not permitted pursuant to Section 6.12 of the Credit Agreement and (c) the issuance of the Canadian Note and the Borrower Canadian Note Assumption would result in the creation and incurrence of Indebtedness that is not permitted pursuant to Section 6.1 of the Credit Agreement, and as a result the making of such Investments, the issuance of such Equity Interests and the creation and incurrence of such Indebtedness described in clauses (a), (b) and (c), respectively, would constitute immediate Events of Default under Section 8.2(a)(ii) of the Credit Agreement;
WHEREAS, in addition, the Consent Parties have notified Agent and Lenders that the Schlumberger Consideration collectively will constitute 37% of the total voting power of all of the outstanding voting common stock of Ultimate Parent and accordingly consummation of the Schlumberger Acquisition and payment of the Schlumberger Consideration will cause a "Change of Control" under the Credit Agreement and an immediate Event of Default under Section 8.11 of the Credit Agreement;
WHEREAS, each of the Consent Parties acknowledges and agrees that in the absence of the prior written consent of the Required Lenders, consummation of the Schlumberger Acquisition would violate Section 6.9 of the Credit Agreement and would constitute a "Change of Control" under the Credit Agreement and as a result would constitute an immediate Event of Default under Sections 8.2(a)(ii) and 8.11 of the Credit Agreement, respectively;
WHEREAS, on August 28, 2020, Borrower formed Liberty Canada but failed to provide to Agent a pledge agreement (or an addendum to the Guaranty and Security Agreement) and appropriate certificates and powers, pledging 65% of the total outstanding voting Equity Interests of Liberty Canada within fifteen (15) days of such formation in accordance with Section 5.11 of the Credit Agreement, resulting in an immediate Event of Default under Section 8.2(a)(i) of the Credit Agreement (such Event of Default, the “Specified Event of Default”); and
WHEREAS, the Consent Parties have requested that Agent and the Required Lenders (a) waive the Specified Event of Default, (b) consent to (i) the US Ultimate Parent Share Contribution and the Canadian Ultimate Parent Share Contribution, (ii) the issuance of the Canadian Note and the Borrower Canadian Note Assumption, (iii) the consummation of the Schlumberger Acquisition and the payment of the Schlumberger Consideration and (iv) the treatment of the Schlumberger Acquisition as a "Permitted Acquisition" for all purposes under the Credit Agreement and the other Loan Documents and (c) agree to amend the Credit Agreement and the Guaranty and Security Agreement in certain respects, and Agent and the Required Lenders are willing to do so, subject to the terms and conditions specified herein.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the parties hereto hereby agrees as follow:
1.Waiver of Specified Event of Default. In reliance upon the representations and warranties of the Consent Parties set forth in Section 6 below, and subject to the satisfaction of the conditions to effectiveness set forth in Section 5(a) below, Agent and the Required Lenders hereby waive (the “Waiver”) the Specified Event of Default, so long as Borrower provides to Agent (a) a pledge agreement governed under British Columbian law, and appropriate certificates and powers, pledging 65% of the total outstanding voting Equity Interests of Liberty Canada in accordance with Section 5.11 of the Credit Agreement within thirty (30) days of the Schlumberger Consent Effective Date (or such later date as Agent may agree in writing in their sole discretion) or (b) to the extent the Schlumberger Acquisition shall not have been consummated on or before January 31, 2021 (or such later date as Agent may agree in writing in their sole discretion, the “Acquisition Deadline”), evidence reasonably satisfactory to Agent of the dissolution of Liberty Canada within thirty (30) days of the Acquisition Deadline (or such later date as Agent may agree in writing in their sole discretion), it being understood that the failure to satisfy either such requirement shall constitute an immediate Event of Default. Without limiting the generality of any provision of the Credit Agreement, the Waiver shall be limited precisely as written and relate solely to the Specified Event of Default in the manner and to the extent described above, and the Waiver shall not be deemed to apply to any other Default or Event of Default that may currently be outstanding and shall not be deemed to apply to any future Default or Event of Default.
2.Consent Under Credit Agreement. In reliance upon the representations and warranties of the Consent Parties set forth in Section 6 below, and subject to the satisfaction of the conditions to effectiveness set forth in Section 5(b) below, Agent and the Required Lenders hereby consent to (a) the US Ultimate Parent Share Contribution and the Canadian Ultimate Parent Share Contribution, (b) the issuance of the Canadian Note and the Borrower Canadian Note Assumption, (c) the Schlumberger Acquisition and payment of the Schlumberger Consideration and (d) treatment of the Schlumberger Acquisition as a "Permitted Acquisition" for all purposes under the Credit Agreement and the other Loan Documents. Except as expressly set forth in this Agreement, the foregoing consent shall not constitute (i) a modification or alteration of the terms, conditions or covenants of the Credit Agreement or any other Loan Document or (ii) a waiver, release or limitation upon the exercise by Agent or any Lender of any of their respective rights, legal or equitable thereunder. Notwithstanding anything to the contrary set forth herein, the foregoing consent shall only be effective to the extent that the Canadian Note is (A) paid in shares of class A common stock of Ultimate Parent and (B) cancelled within one (1) Business Day of the Schlumberger Acquisition Closing Date and the failure to satisfy either of the foregoing clauses (A) and (B) shall constitute an immediate Event of Default.
3.Amendments to Credit Agreement. In reliance on the representations and warranties of the Consent Parties set forth in Section 6 below, and subject to the satisfaction of the conditions to effectiveness set forth in Section 5(a) below, other than with respect to the amendment set forth in Section 3(a) below, which shall be subject to the satisfaction of the conditions to effectiveness set forth in Section 5(b) below, the Credit Agreement is hereby amended as follows:
(a)Section 1.1 of the Credit Agreement is hereby amended by amending and restating the definition of "Change of Control" in its entirety as follows:
"Change of Control" means that:
(a)    [reserved];
(b)    [reserved];
(c)    the acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act), including any group acting for the purpose of acquiring, holding or disposing of Securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act, but excluding any employee benefit plan or Person acting as the trustee, agent or other fiduciary or administrator therefor), other than the Permitted Holders or Schlumberger, of Equity Interests representing more than the greater of (x) 35% of the total voting power of all of the outstanding voting common stock of Parent and (y) the percentage of the total voting power of all of the outstanding voting common stock of Parent owned, directly or indirectly, beneficially by the Permitted Holders, unless, in the case of each of clauses (x) and (y) above, the Permitted Holders have, at such time, the right or the ability by voting power, contract or otherwise to elect or designate for election at least a majority of the board of directors (or comparable governing body or managers) of Parent;
(d)    the acquisition (whether in one transaction or in a series of transactions) by Schlumberger of additional Equity Interests of Parent resulting in Schlumberger holding Equity Interests representing more than 45% of the total voting power of all of the outstanding voting common stock of Parent, unless, the Permitted Holders have, at such time, the right or the ability by voting power, contract or otherwise to elect or designate for election at least a majority of the board of directors (or comparable governing body or managers) of Parent;
(e)    Parent fails to own and control, directly or indirectly, 100% of the Equity Interests of any Borrower; or
(f)    except as a result of a transaction expressly permitted by this Agreement, Borrowers fail to own and control, directly or indirectly, 100% of the Equity Interests of each other Loan Party (other than the Parent or a Borrower).

(b)Section 1.1 of the Credit Agreement is hereby amended by adding the following new definitions in appropriate alphabetical order as follows:
"Benchmark Replacement" means the greater of (a) 1.00 percent per annum and (b) the sum of: (i) the alternate benchmark rate (which may include Term SOFR) that has been selected by Agent and Administrative Borrower giving due consideration to (x) any selection or recommendation of a replacement rate or the mechanism for determining such a rate by the Relevant Governmental Body or (y) any evolving or then-prevailing market convention for determining a rate of interest as a replacement to the LIBOR Rate for United States dollar-denominated syndicated credit facilities and (ii) the Benchmark Replacement Adjustment; provided that, if the Benchmark Replacement as so determined pursuant to this clause (b) would be less than zero, the Benchmark Replacement shall be deemed to be zero for the purposes of this Agreement.
"Benchmark Replacement Adjustment" means, with respect to any replacement of the LIBOR Rate with an Unadjusted Benchmark Replacement for each applicable Interest Period, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by Agent and Administrative Borrower giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the LIBOR Rate with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the LIBOR Rate with the applicable Unadjusted Benchmark Replacement for United States dollar-denominated syndicated credit facilities at such time.
"Benchmark Replacement Conforming Changes" means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of "Base Rate", the definition of "Interest Period", timing and frequency of determining rates and making payments of interest and other administrative matters) that Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by Agent in a manner substantially consistent with market practice (or, if Agent decides that adoption of any portion of such market practice is not administratively feasible or if Agent determines that no market practice for the administration of the Benchmark Replacement exists, in such other manner of administration as Agent decides is reasonably necessary in connection with the administration of this Agreement).

"Benchmark Replacement Date" means the earlier to occur of the following events with respect to the LIBOR Rate:
(a)    in the case of clause (a) or (b) of the definition of "Benchmark Transition Event," the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of the LIBOR Rate permanently or indefinitely ceases to provide the LIBOR Rate; or
(b)    in the case of clause (c) of the definition of "Benchmark Transition Event," the date of the public statement or publication of information referenced therein.
"Benchmark Transition Event" means the occurrence of one or more of the following events with respect to the LIBOR Rate:
(a)    a public statement or publication of information by or on behalf of the administrator of the LIBOR Rate announcing that such administrator has ceased or will cease to provide the LIBOR Rate, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the LIBOR Rate;
(b)    a public statement or publication of information by the regulatory supervisor for the administrator of the LIBOR Rate, the Federal Reserve System of the United States (or any successor), an insolvency official with jurisdiction over the administrator for the LIBOR Rate, a resolution authority with jurisdiction over the administrator for the LIBOR Rate or a court or an entity with similar insolvency or resolution authority over the administrator for the LIBOR Rate, which states that the administrator of the LIBOR Rate has ceased or will cease to provide the LIBOR Rate permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the LIBOR Rate; or
(c)    a public statement or publication of information by the regulatory supervisor for the administrator of the LIBOR Rate announcing that the LIBOR Rate is no longer representative.
"Benchmark Transition Start Date" means (a) in the case of a Benchmark Transition Event, the earlier of (i) the applicable Benchmark Replacement Date and (ii) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication) and (b) in the case of an Early Opt-in Election, the date specified by Agent or the Required Lenders, as applicable, by notice to Administrative Borrower, Agent (in the case of such notice by the Required Lenders) and the Lenders.

"Benchmark Unavailability Period" means, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the LIBOR Rate and solely to the extent that the LIBOR Rate has not been replaced with a Benchmark Replacement, the period (x) beginning at the time that such Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the LIBOR Rate for all purposes hereunder in accordance with Section 2.12(d)(iii) and (y) ending at the time that a Benchmark Replacement has replaced the LIBOR Rate for all purposes hereunder pursuant to Section 2.12(d)(iii).
"Beneficial Ownership Certification" means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulations.
"Beneficial Ownership Regulation" means 31 C.F.R. § 1010.230.
"BHC Act Affiliate" of a Person means an "affiliate" (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such Person.
"Covered Entity" means any of the following:
(a)a "covered entity" as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);
(b)a "covered bank" as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or
(c)a "covered FSI" as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
"Covered Party" has the meaning specified therefor in Section 17.15 of this Agreement.
"Default Right" has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
"Early Opt-in Election" means the occurrence of:
(a)    (i) a determination by Agent or (ii) a notification by the Required Lenders to Agent (with a copy to Administrative Borrower) that the Required Lenders have determined that United States dollar-denominated syndicated credit facilities being executed at such time, or that include language similar to that contained in Section 2.12(d)(iii) are being executed or amended, as applicable, to incorporate or adopt a new benchmark interest rate to replace the LIBOR Rate, and

(b)    (i) the election by Agent or (ii) the election by the Required Lenders to declare that an Early Opt-in Election has occurred and the provision, as applicable, by Agent of written notice of such election to Administrative Borrower and the Lenders or by the Required Lenders of written notice of such election to Agent.
"Federal Reserve Bank of New York's Website" means the website of the Federal Reserve Bank of New York at http://www.newyorkfed.org, or any successor source.
"Fifth Amendment" means that certain Consent and Fifth Amendment to Credit Agreement dated as of December 29, 2020 by and among Borrower, the other Loan Parties party thereto, the Lenders party thereto and Agent.
"Flood Laws" means the National Flood Insurance Act of 1968, Flood Disaster Protection Act of 1973, and related laws, rules and regulations, including any amendments or successor provisions.
"Mortgages" means, individually and collectively, one or more mortgages, deeds of trust, or deeds to secure debt, executed and delivered by a Loan Party or one of its Subsidiaries in favor of Agent, in form and substance reasonably satisfactory to Agent, that encumber the Real Property Collateral.
"QFC" has the meaning assigned to the term "qualified financial contract" in, and shall be interpreted in accordance with, 12 U.S.C. § 5390(c)(8)(D).
"QFC Credit Support" has the meaning specified therefor in Section 17.15 of this Agreement.
"Relevant Governmental Body" means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.
"Schlumberger" means Schlumberger Technology Corporation, a Texas corporation.
"SOFR" with respect to any day means the secured overnight financing rate published for such day by the Federal Reserve Bank of New York, as the administrator of the benchmark, (or a successor administrator) on the Federal Reserve Bank of New York's Website.
"Supported QFC" has the meaning specified therefor in Section 17.15 of this Agreement.
"Term SOFR" means the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.

"Unadjusted Benchmark Replacement" means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.
"U.S. Special Resolution Regimes" has the meaning specified therefor in Section 17.15 of this Agreement.
(i)Section 2.3(a) of the Credit Agreement is hereby amended by replacing each reference to "11:00 a.m." therein with a reference to "2:00 p.m." in lieu thereof.
(ii)Section 2.3(c)(i) and (ii) of the Credit Agreement is hereby amended by replacing each reference to "11:00 a.m." and "10:00 a.m." therein with references to "2:00 p.m." and "1:00 p.m.", respectively, in lieu thereof.
(iii)Section 2.3(e)(i) of the Credit Agreement is hereby amended by replacing each reference to "2:00 p.m." and "12:00 p.m." therein with references to "5:00 p.m." and "3:00 p.m." respectively, in lieu thereof.
(iv)Section 2.12(b)(i) of the Credit Agreement is hereby amended by replacing the reference to "11:00 a.m." therein with a reference to "2:00 p.m." in lieu thereof.
(v)Section 2.12(d)(ii) of the Credit Agreement is hereby amended and restated in its entirety as follows:
(ii)    Subject to the provisions set forth in Section 2.12(d)(iii) below, in the event that any change in market conditions or any Change in Law shall at any time after the date hereof, in the reasonable opinion of any Lender, make it unlawful or impractical for such Lender to fund or maintain LIBOR Rate Loans or to continue such funding or maintaining, or to determine or charge interest rates at the LIBOR Rate, such Lender shall give notice of such changed circumstances to Agent and Borrowers and Agent promptly shall transmit the notice to each other Lender and (y) in the case of any LIBOR Rate Loans of such Lender that are outstanding, the date specified in such Lender's notice shall be deemed to be the last day of the Interest Period of such LIBOR Rate Loans, and interest upon the LIBOR Rate Loans of such Lender thereafter shall accrue interest at the rate then applicable to Base Rate Loans, and (z) Borrowers shall not be entitled to elect the LIBOR Option until such Lender determines that it would no longer be unlawful or impractical to do so.
(vi)Section 2.12(d) of the Credit Agreement is hereby amended by adding a new section (iii) at the end thereof as follows:
(iii)    Effect of Benchmark Transition Event.
(A)    Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document, upon the occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable,

Agent and Administrative Borrower may amend this Agreement to replace the LIBOR Rate with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. on the fifth (5th) Business Day after Agent has posted such proposed amendment to all Lenders and Administrative Borrower so long as Agent has not received, by such time, written notice of objection to such amendment from Lenders comprising the Required Lenders. Any such amendment with respect to an Early Opt-in Election will become effective on the date that Lenders comprising the Required Lenders have delivered to Agent written notice that such Required Lenders accept such amendment. No replacement of the LIBOR Rate with a Benchmark Replacement pursuant to this Section 2.12(d)(iii) will occur prior to the applicable Benchmark Transition Start Date.
(B)    Benchmark Replacement Conforming Changes. In connection with the implementation of a Benchmark Replacement, Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement.
(C)    Notices; Standards for Decisions and Determinations. Agent will promptly notify Administrative Borrower and the Lenders of (1) any occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date and Benchmark Transition Start Date, (2) the implementation of any Benchmark Replacement, (3) the effectiveness of any Benchmark Replacement Conforming Changes, and (4) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by Agent or Lenders pursuant to this Section 2.12(d)(iii) including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party hereto, except, in each case, as expressly required pursuant to this Section 2.12(d)(iii).
(D)    Benchmark Unavailability Period. Upon Administrative Borrower's receipt of notice of the commencement of a Benchmark Unavailability Period, Administrative Borrower may revoke any request for a LIBOR Borrowing of, conversion to or continuation of LIBOR Rate Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, Administrative Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to Base Rate Loans. During any Benchmark Unavailability Period, the component of Base Rate based upon the LIBOR Rate will not be used in any determination of the Base Rate.
(vii)Section 4.12 of the Credit Agreement is hereby amended by adding the following new sentence at the end thereof as follows:
The Beneficial Ownership Certification most recently delivered to Agent and the Lenders, as may be updated or replaced from time to time, is true and correct in all respects.
(viii)Section 5.8 of the Credit Agreement is hereby amended by adding the following sentence at the end thereof as follows:
If at any time the area in which any Real Property that is subject to a Mortgage is located is designated a "flood hazard area" in any Flood Insurance Rate Map published by the Federal Emergency Management Agency (or any successor agency), obtain flood insurance in such total amount and on terms that are satisfactory to Agent and all Lenders from time to time, and otherwise comply with the Flood Laws or as is otherwise satisfactory to Agent and all Lenders.
(ix)Section 5.12 of the Credit Agreement is hereby amended by adding the following sentence at the end thereof as follows:
Notwithstanding anything to the contrary contained herein (including Section 5.11 hereof and this Section 5.12) or in any other Loan Document, (x) Agent shall not accept delivery of any Mortgage from any Loan Party unless each of the Lenders has received 45 days prior written notice thereof and Agent has received confirmation from each Lender that such Lender has completed its flood insurance diligence, has received copies of all flood insurance documentation and has confirmed that flood insurance compliance has been completed as required by the Flood Laws or as otherwise satisfactory to such Lender and (y) Agent shall not accept delivery of any joinder to any Loan Document with respect to any Subsidiary of any Loan Party that is not a Loan Party, if such Subsidiary qualifies as a "legal entity customer" under the Beneficial Ownership Regulation unless such Subsidiary has delivered a Beneficial Ownership Certification in relation to such Subsidiary and Agent has completed its Patriot Act searches, OFAC/PEP searches and customary individual background checks for such Subsidiary, the results of which shall be satisfactory to Agent.
(x)Section 6.7 of the Credit Agreement is hereby amended by amending and restating clause (i) thereof in its entirety as follows:
(i)    Loan Parties and their Restricted Subsidiaries may make other Restricted Payments so long as the Payment Conditions are satisfied; provided,

that, notwithstanding anything to the contrary contained herein, no proceeds received from the disposition of any property or other assets acquired pursuant to the Schlumberger Acquisition shall be used to make any such Restricted Payment.
(xi)Section 17 of the Credit Agreement is hereby amended by adding a new Section 17.15 at the end thereof as follows:
17.15    Acknowledgement Regarding Any Supported QFCs
. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Hedge Agreements or any other agreement or instrument that is a QFC (such support, "QFC Credit Support" and each such QFC a "Supported QFC"), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the "U.S. Special Resolution Regimes") in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States). In the event a Covered Entity that is party to a Supported QFC (each, a "Covered Party") becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.
4.Amendment to Guaranty and Security Agreement. In reliance on the representations and warranties of the Consent Parties set forth in Section 6 below, and subject to the satisfaction of the conditions to effectiveness set forth in Section 5(b) below, the Guaranty and Security Agreement is hereby amended as follows:
(xii)Section 7(n) of the Guaranty and Security Agreement is hereby amended and restated in its entirety as follows:

(n)    Motor Vehicles and Other Titled Assets. Each Grantor will, and will cause each of its Subsidiaries to, deliver to Agent or Agent’s designee, the certificates of title for all goods covered by a certificate of title (collectively, the “Titled Goods”) and promptly (and in any event within ten (10) Business Days), such Grantor shall take all actions necessary to cause such certificates to be filed (with the Agent’s Lien noted thereon) in the appropriate state filing office, other than in the case of (i) any Titled Good that has a fair market value that is less than $45,000; provided, that the fair market value of all Titled Goods the certificates of which are not filed (with the Agent’s Lien noted thereon) in the appropriate state filing office pursuant to this clause (i) (collectively, the “Non-Filed Titled Goods”) shall not exceed $15,000,000 (the “Non-Filed Threshold”) in the aggregate at any time, and (ii) the Titled Goods acquired pursuant to the Schlumberger Acquisition (as defined in the Fifth Amendment) and described on Schedule 7(n) hereof (but not, for the avoidance of doubt, any replacements thereof); provided, that, solely in the case of this clause (ii), (A) the fair market value of all such Titled Goods shall not exceed $75,000,000 and (B) the Net Cash Proceeds from dispositions shall be applied to the Term Loan Debt in accordance with the Term Loan Documents. Except as otherwise provided in clause (ii) of the preceding sentence, at any time that the aggregate fair market value of all Non-Filed Titled Goods shall exceed the Non-Filed Threshold, the applicable Grantor(s) shall promptly (and in any event within ten (10) Business Days) deliver to Agent or Agent’s designee, the certificates of title for the Non-Filed Titled Goods with the highest fair market values until such time as the aggregate fair market value of the remaining Non-Filed Titled Goods shall cease to exceed the Non-Filed Threshold, and promptly (and in any event within ten (10) Business Days), such Grantor(s) shall take all actions necessary to cause such certificates to be filed (with the Agent’s Lien noted thereon) in the appropriate state filing offices.
(xiii)The Guaranty and Security Agreement is hereby amended by adding a new Schedule 7(n) thereto.
5.Conditions to Effectiveness.
(xiv)Other than Sections 2, 3(a) and 4 hereof, this Agreement shall become effective and be deemed effective as of the date when, and only when, all of the following conditions have been satisfied (such date, the "Amendment Effective Date"):
a.Agent shall have received a copy of this Agreement, duly authorized, executed and delivered by the Consent Parties, Agent and Required Lenders;
b.Agent shall have received an executed copy of that certain Waiver, Consent and Fourth Amendment to Credit Agreement and First Amendment to Guaranty and Security Agreement dated as of the date hereof by and among the Loan Parties party thereto, the Term Loan Agent and the Term Loan Lenders, in form and substance satisfactory to Agent;

c.the representations and warranties of the Consent Parties and each of the other Loan Parties contained in this Agreement, the Credit Agreement, the Guaranty and Security Agreement and the other Loan Documents shall be true, correct and complete in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on and as of the Amendment Effective Date (except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) as of such earlier date);
d.Borrower shall have paid all fees costs and expenses due and payable as of the Amendment Effective Date under the Credit Agreement and the other Loan Documents, including without limitation all attorney's fees and expenses incurred by Agent; and
e.after giving effect to the Waiver, no Default or Event of Default shall have occurred and be continuing.
(xv)Sections 2, 3(a) and 4 of this Agreement shall become effective and be deemed effective as of the date when, and only when, all of the all of the following conditions have been satisfied (such date, the "Schlumberger Consent Effective Date"):
f.Agent shall have received (A) certificate of an Authorized Person of Borrower attaching and certifying as to a true, correct and complete copy of the Schlumberger MTA, (B) true, correct and complete copies of each of the other "Schlumberger Acquisition Documents" listed in Section IV of the Closing Checklist attached hereto as Exhibit B, each in form and substance reasonably satisfactory to Agent;
g.after giving effect to Sections 2, 3(a) and 4 hereof, the representations and warranties of the Consent Parties and each of the other Loan Parties contained in this Agreement, the Credit Agreement (except with respect to the representation and warranty contained in Section 4.1(c) thereof as a result of the transactions contemplated by the Schlumberger Acquisition), the Guaranty and Security Agreement and the other Loan Documents shall be true, correct and complete in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on and as of the Schlumberger Consent Effective Date (except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) as of such earlier date);

h.Borrower shall have paid all fees costs and expenses due and payable as of the Schlumberger Consent Effective Date under the Credit Agreement and the other Loan Documents, including without limitation all attorney's fees and expenses incurred by Agent;
i.after giving effect to Sections 2 and 3(a) hereof, no Default or Event of Default shall have occurred and be continuing; and
j.the Schlumberger Acquisition shall have been consummated on or before the Acquisition Deadline in accordance with the terms of the Schlumberger MTA and applicable law.
6.Representations and Warranties of the Consent Parties. Each Consent Party hereby represents and warrants as of the Amendment Effective Date and the Schlumberger Acquisition Effective Date, to the extent applicable, to Agent for the benefit of the Lender Group and Bank Product Providers as follows:
(xvi)it (i) is duly organized and existing and in good standing under the laws of the jurisdiction of its organization, (ii) is qualified to do business in any state where the failure to be so qualified could reasonably be expected to result in a Material Adverse Effect, and (iii) has all requisite power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, to enter into this Agreement and to carry out the transactions contemplated by this Agreement and each of the other Loan Documents to which it is a party (including, without limitation, after giving effect to this Agreement, the Credit Agreement and the Guaranty and Security Agreement);
(xvii)the execution, delivery, and the performance by it of this Agreement and each other Loan Document to which it is a party (including, without limitation, after giving effect to this Agreement, the Credit Agreement and the Guaranty and Security Agreement), (i) have been duly authorized by all necessary action on the part of such Consent Party and (ii) do not and will not (A) violate any material provision of federal, state, or local law or regulation applicable to such Consent Party or its Subsidiaries, the Governing Documents of such Consent Party or its Subsidiaries, or any order, judgment, or decree of any court or other Governmental Authority binding on such Consent Party or its Subsidiaries, (B) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any material agreement of such Consent Party or its Subsidiaries where any such conflict, breach or default could individually or in the aggregate reasonably be expected to have a Material Adverse Effect, (C) result in or require the creation or imposition of any Lien of any nature whatsoever upon any assets of such Consent Party or its Subsidiaries, other than Permitted Liens, (D) require any approval of such Consent Party's interest holders or any approval or consent of any Person under any material agreement of such Consent Party or its Subsidiaries, other than consents or approvals that have been obtained and that are still in force and effect and except, in the case of material agreements, for consents or approvals, the failure to obtain could not individually or in the aggregate reasonably be expected to cause a Material Adverse Effect, or (E) require any registration with, consent, or approval of, or notice to or other action with or by, any

Governmental Authority, other than registrations, consents, approvals, notices, or other actions that have been obtained and that are still in force and effect;
(xviii)this Agreement and each other Loan Document to which such Consent Party is a party (including, without limitation, after giving effect to this Agreement, the Credit Agreement and the Guaranty and Security Agreement) is the legally valid and binding obligation of such Consent Party, enforceable against such Consent Party in accordance with its respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors' rights generally;
(xix)the representations and warranties contained in this Agreement, the Credit Agreement, the Guaranty and Security Agreement and the other Loan Documents are true, correct and complete in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on and as of the Amendment Effective Date (after giving effect to Sections 1 and 3 (other than Section 3(a)) hereof) or the Schlumberger Consent Effective Date (after giving effect to Sections 2, 3(a) and 4 hereof), as applicable (except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) as of such earlier date);
(xx)after giving effect to the Waiver, no Default or Event of Default has occurred and is continuing; and
(xxi)solely as of the Schlumberger Consent Effective Date, other than the failure to satisfy clauses (a) and (f) of the definition of "Permitted Acquisition", the Schlumberger Acquisition would constitute a Permitted Acquisition under the Credit Agreement; and
7.Post-Close Covenant.     No later than thirty (30) days after the Schlumberger Consent Effective Date (or such later date as Agent may agree in its sole discretion), the Consent Parties agree to deliver the joinder documents with respect to the US Target Companies listed in Section V of the Closing Checklist attached hereto as Exhibit B, together with each other Additional Document that may be reasonably requested by Agent, and each in form and substance satisfactory to Agent.
8.Partial Termination Date. The parties hereto hereby agree that if the Schlumberger Acquisition is not consummated on or before the Acquisition Deadline, the consent provided by Agent and the Lenders pursuant to Section 2 hereof, the amendment to the Credit Agreement set forth in Section 3(a) hereof and the Amendment to the Credit Agreement set forth in Section 4 hereof shall be null and void.
9.Further Assurances. At any time upon the reasonable request of Agent or the Required Lenders, each Consent Party shall promptly execute and deliver to Agent or the Lenders such Additional Documents as Agent or the Required Lenders shall reasonably request pursuant to the Credit Agreement, the Guaranty and Security Agreement and the other Loan

Documents, in each case in form and substance reasonably satisfactory to Agent and the Required Lenders.
10.Choice of Law and Venue; Jury Trial Waiver; Judicial Reference. THIS AGREEMENT SHALL BE SUBJECT TO THE PROVISIONS REGARDING CHOICE OF LAW AND VENUE, JURY TRIAL WAIVER, AND JUDICIAL REFERENCE SET FORTH IN SECTION 12 OF THE CREDIT AGREEMENT, AND SUCH PROVISIONS ARE INCORPORATED HEREIN BY THIS REFERENCE, MUTATIS MUTANDIS.
11.Binding Effect. This Agreement shall be binding upon the Consent Parties and each other Loan Party and shall inure to the benefit of Agent and the Lenders, together with their respective successors and permitted assigns.
12.Effect on Loan Documents.
(xxii)The terms and provisions set forth in this Agreement shall modify and supersede all inconsistent terms and provisions of the Credit Agreement and the Guaranty and Security Agreement and shall not be deemed to be a consent to the modification or amendment of any other term or condition of the Credit Agreement or the Guaranty and Security Agreement. Except as expressly modified and superseded by this Agreement, the terms and provisions of the Credit Agreement, the Guaranty and Security Agreement and each of the other Loan Documents are ratified and confirmed and shall continue in full force and effect.
(xxiii)Each reference in the Credit Agreement, the Guaranty and Security Agreement or any other Loan Document to this "Agreement", "hereunder", "herein", "hereof", "thereunder", "therein", "thereof", or words of like import referring to the Credit Agreement, the Guaranty and Security Agreement or any other Loan Document shall mean and refer to such agreement as modified by this Agreement.
13.Reaffirmation. Each Consent Party as debtor, grantor, pledgor, guarantor, assignor, or in other any other similar capacity in which such Consent Party grants liens or security interests in its property or otherwise acts as accommodation party or guarantor, as the case may be, hereby (a) ratifies and reaffirms all of its payment and performance obligations, contingent or otherwise, under each of the Loan Documents to which it is a party and (b) to the extent such Consent Party granted liens on or security interests in any of its property pursuant to any Loan Document, including, without limitation, the Guaranty and Security Agreement, as security for or otherwise guaranteed the Obligations, ratifies and reaffirms such guarantee and grant of security interests and liens and confirms and agrees that such security interests and liens hereafter secure all of the Obligations. The execution of this Agreement shall not operate as a waiver of any right, power or remedy of the Lenders or Agent, constitute a waiver of any provision of any of the Loan Documents other than the Specified Event of Default or serve to effect a novation of the Obligations.

14.Release.
(xxiv)In consideration of the agreements of Agent and the Lenders contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each Consent Party, on behalf of itself and its successors and assigns, hereby absolutely, unconditionally and irrevocably releases, remises and forever discharges Agent and the Lenders, and their successors and assigns, and their present and former shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents and other representatives (Agent, each Lender and all such other Persons being hereinafter referred to collectively as the "Releasees" and individually as a "Releasee"), of and from all demands, actions, causes of action, suits, covenants, contracts, controversies, agreements, promises, sums of money, accounts, bills, reckonings, damages and any and all other claims, counterclaims, defenses, rights of setoff, demands and liabilities whatsoever (individually, a "Claim" and collectively, "Claims") of every name and nature, known or unknown, suspected or unsuspected, both at law and in equity, which any Consent Party or any of their respective successors, assigns, or other legal representatives may now or hereafter own, hold, have or claim to have against the Releasees or any of them for, upon, or by reason of any circumstance, action, cause or thing whatsoever in relation to, or in any way in connection with the Credit Agreement, the Guaranty and Security Agreement or any of the other Loan Documents or transactions thereunder or related thereto which arises at any time on or prior to the day and date of this Agreement.
(xxv)Each Consent Party understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.
(xxvi)Each Consent Party agrees that no fact, event, circumstance, evidence or transaction which could now be asserted or which may hereafter be discovered shall affect in any manner the final, absolute and unconditional nature of the release set forth above.
15.Fees and Expenses. Borrower agrees to pay on demand all reasonable costs and expenses of Agent (including reasonable attorneys' fees) incurred in connection with the preparation, negotiation, execution, delivery and administration of this Agreement and all other instruments or documents provided for herein or delivered or to be delivered hereunder or in connection herewith. All obligations provided herein shall survive any termination of this Agreement and the Credit Agreement and the Guaranty and Security Agreement as amended hereby.
16.Miscellaneous
(xxvii)This Agreement is a Loan Document. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, taken together, shall constitute but one and the same Agreement. Delivery of an executed counterpart of this Agreement by telefacsimile or other electronic image scan transmission (e.g., "PDF" or "tif" via email) shall be equally effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telefacsimile or other electronic image scan transmission also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement. The words "execution," "signed," "signature," "delivery," and words of like import in or relating to any document to be signed in connection with this Agreement shall be deemed to include Electronic Signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that nothing herein shall require the Agent to accept Electronic Signatures in any form or format without its prior written consent.
(xxviii)Any provision of this Agreement which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof in that jurisdiction or affecting the validity or enforceability of such provision in any other jurisdiction. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.
(xxix)Headings and numbers have been set forth herein for convenience only. Unless the contrary is compelled by the context, everything contained in each Section applies equally to this entire Agreement.
(xxx)Neither this Agreement nor any uncertainty or ambiguity herein shall be construed against any member of the Lender Group or any Consent Party, whether under any rule of construction or otherwise. This Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to accomplish fairly the purposes and intentions of all parties hereto.
(xxxi)The pronouns used herein shall include, when appropriate, either gender and both singular and plural, and the grammatical construction of sentences shall conform thereto.
(xxxii)This Agreement shall be subject to the rules of construction set forth in Section 1.4 of the Credit Agreement, and such rules of construction are incorporated herein by this reference, mutatis mutandis.
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IN WITNESS WHEREOF, the Consent Parties, Agent and the Required Lenders party hereto have caused this Agreement to be duly executed by its authorized officer as of the day and year first above written.

CONSENT PARTIES:	LIBERTY OILFIELD SERVICES LLC, a Delaware limited liability company By: /s/ R. Sean Elliott Name: R. Sean Elliott Title: Vice President and General Counsel
LIBERTY OILFIELD SERVICES INC., a Delaware corporation By: /s/ R. Sean Elliott Name: R. Sean Elliott Title: Vice President and General Counsel
LIBERTY OILFIELD SERVICES NEW HOLDCO LLC, a Delaware limited liability company By: /s/ R. Sean Elliott Name: R. Sean Elliott Title: Vice President and General Counsel

Signature Page to Consent and Fifth Amendment to Credit Agreement

R/C IV NON-U.S. LOS CORP, a Delaware corporation By: /s/ R. Sean Elliott Name: R. Sean Elliott Title: Vice President and General Counsel
LOS CIBOLO RE INVESTMENTS, LLC, a Texas limited liability company By: /s/ R. Sean Elliott Name: R. Sean Elliott Title: Vice President and General Counsel
LOS ODESSA RE INVESTMENTS, LLC, a Texas limited liability company By: /s/ R. Sean Elliott Name: R. Sean Elliott Title: Vice President and General Counsel
ST9 GAS AND OIL LLC, a Texas limited liability company By: /s/ R. Sean Elliott Name: R. Sean Elliott Title: Vice President and General Counsel

Signature Page to Consent and Fifth Amendment to Credit Agreement

AGENT AND LENDERS:	WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as Agent and as a Lender By: /s/ Ryan C. Tozier Name: Ryan C. Tozier Title: Vice President

JPMORGAN CHASE BANK, N.A., as a Lender By: /s/ Jason R. Williams Name: Jason R. Williams Title: Authorized Officer

CITIBANK, N.A., as a Lender By: /s/ Christy Yang Name: Christy Yang Title: Authorized Signatory

GOLDMAN SACHS BANK USA, as a Lender By: /s/ Jamie Minieri Name: Jamie Minieri Title: Authorized Signatory

Signature Page to Consent and Fifth Amendment to Credit Agreement

MORGAN STANLEY BANK, N.A. , as a Lender By: /s/ Tim Kok Name: Tim Kok Title: Authorized Signatory

Signature Page to Consent and Fifth Amendment to Credit Agreement

Exhibit A
Schlumberger MTA
[See attached]

Exhibit B
Closing Checklist
[See attached]